UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 11, 2015
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
	Signature	2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 11, 2015, the Board of Directors of Rayonier Advanced Materials Inc. (the “Company”) appointed John P. Carr, its Chief Accounting Officer and Vice President, Controller effective January 1, 2016.

Following the spin-off of the Company in June 2014 from its former parent, Rayonier Inc., Mr. Carr, age 45, was elected Vice President, Controller of the Company.  He joined Rayonier Inc. in July 2006 as Controller, Performance Fibers. Prior to joining Rayonier, from March 2002 to July 2006, he served as Vice President and Controller at The Haskell Company. From October 2000 to March 2002, Mr. Carr was Director of Financial Reporting, Mergers and Acquisitions at CommTec Industries, Inc. and from September 1993 to October 2000, he was an Audit Manager at Arthur Andersen, LLP. Mr. Carr holds a Bachelor of Business Administration, Accounting from the University of North Florida. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Carr will continue to be eligible to receive salary, bonus and equity awards under the Company’s Incentive Stock Plan at levels that are consistent with his seniority and position. He will also receive health, welfare, retirement, vacation and sick leave benefits that are generally available to salaried employees. Additionally, Mr. Carr has previously entered into the Company’s standard indemnification agreement for its officers.

There are no other arrangements or understandings pursuant to which Mr. Carr was appointed as Chief Accounting Officer and Vice President, Controller. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Carr. There are no related party transactions between the Company and Mr. Carr reportable under Item 404(a) of Regulation S-K.

Effective January 1, 2016, Mr. Carr will be replacing Mr. Frank A. Ruperto as the Company’s Chief Accounting Officer. Mr. Ruperto will continue to be the Company’s Chief Financial Officer, Senior Vice President, Finance and Strategy.

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

December 15, 2015

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